                                                                       EXHIBIT 4





                               GENZYME CORPORATION


                                       and


                    American Stock Transfer & Trust Company,
                                  Rights Agent



                  Amended and Restated Renewed Rights Agreement

                           Dated as of June 10, 1999


                               Exhibit 4 - page 1

                                TABLE OF CONTENTS

                                                                                                            PAGE
Section 1.        Certain Definitions........................................................................2

Section 2.        Appointment of Rights Agent................................................................6

Section 3.        Issue of Right Certificates................................................................6

Section 4.        Forms of Right Certificates................................................................8

Section 5.        Countersignature and Registration..........................................................8

Section 6.        Transfer, Split Up, Combination and Exchange of Right Certificates;
                  Mutilated, Destroyed, Lost or Stolen Right Certificates....................................9

Section 7.        Exercise of Rights; Purchase Price; Expiration Date of Rights.............................10

Section 8.        Cancellation and Destruction of Right Certificates........................................11

Section 9.        Reservation and Availability of Preferred Shares..........................................12

Section 10.       Preferred Shares Record Date..............................................................13

Section 11.       Adjustment in Rights; Exchange of Rights; Certain Covenants...............................13

Section 12.       Certificate of Adjustment.................................................................20

Section 13.       Consolidation, Merger or Sale or Transfer of Assets or Earning Power......................20

Section 14.       Fractional Rights and Fractional Shares...................................................22

Section 15.       Rights of Action..........................................................................24

Section 16.       Agreement of Right Holders................................................................24

Section 17.       Right Certificate Holder Not Deemed a Shareholder.........................................25

Section 18.       Concerning the Rights Agent...............................................................25

Section 19.       Merger or Consolidation or Change of Name of Rights Agent.................................25

Section 20.       Duties of Rights Agent....................................................................26

Section 21.       Change of Rights Agent....................................................................28

Section 22.       Issuance of New Right Certificates........................................................29

Section 23.       Redemption................................................................................29

Section 24.       Notice of Certain Events..................................................................30

Section 25.       Notices...................................................................................30

Section 26.       Supplements and Amendments................................................................31

Section 27.       Successors................................................................................32

Section 28.       Determinations and Actions by the Board of Directors......................................32

Section 29.       Benefits of this Agreement................................................................32


                               Exhibit 4 - page 2

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                                            PAGE
Section 30.       Severability..............................................................................32

Section 31.       Governing Law.............................................................................32

Section 32.       Counterparts..............................................................................32

Section 33.       Descriptive Headings......................................................................33

EXHIBIT A   --    CERTIFICATE OF DESIGNATIONS...............................................................A-1

EXHIBIT B   --    FORM OF RIGHT CERTIFICATE.................................................................B-1


                               Exhibit 4 - page 3

                  AMENDED AND RESTATED RENEWED RIGHTS AGREEMENT

         Amended and Restated Renewed Rights Agreement (this "Agreement"), dated as of June 10, 1999, between Genzyme Corporation, a Massachusetts corporation (the "Company"), and American Stock Transfer & Trust Company, (the "Rights Agent").

         This Agreement amends, restates and supersedes the Renewed Rights Agreement dated as of March 16, 1999 (the "Renewed Agreement") between the Company and the Rights Agent.

         WHEREAS, on March 2, 1999, the Board of Directors of the Company (the "Board") (i) deemed it desirable and in the best interest of the Company and its shareholders for the Company to renew the Company's shareholder rights plan,
(ii) adopted the Renewed Agreement which became effective on March 28, 1999 (the "Effective Date") upon the expiration of the original shareholder rights plan,
(iii) authorized and declared a dividend distribution of (x) one General Stock Purchase Right (a "GGD Stock Right") for each share of GGD Stock (as such term is hereinafter defined), outstanding upon the Effective Date (y) one GTR Stock Purchase Right (a "GTR Stock Right") for each share of GTR Stock outstanding upon the Effective Date and (z) one GMO Stock Purchase Right (a "GMO Stock Right") for each share of GMO Stock outstanding upon the Effective Date, and
(iv) authorized and directed the issuance of one Right (as such number may hereafter be adjusted pursuant to Section 11 hereof) and for each Common Share issued after the Effective Date (whether originally issued or delivered from the Company's treasury) but prior to the earliest of the "Distribution Date," the "Redemption Date" and the "Final Expiration Date," each as defined in this Agreement;

         WHEREAS, on May 26, 1999, the Board approved this Agreement, which is an amendment and restatement of the Renewed Agreement, effective upon the creation of the GSP Stock (as such term is hereinafter defined).

         WHEREAS, in connection with such amendment, the Board authorized and directed the issuance of one GSP Stock Purchase Right (a "GSP Stock Right") for each share of GSP Stock issued by the Company (as such number may hereafter be adjusted pursuant to Section 11 hereof) on or after the date hereof and prior to the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date; and

         WHEREAS, each GGD Stock Right, GTR Stock Right, GMO Stock Right and GSP Stock Right initially represents the right to purchase one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $.01 per share ("Series A Preferred Stock"), one one-hundredth of a share of Series B Junior Participating Preferred Stock, par value $.01 per share ("Series B Preferred Stock"), one one-hundredth of a share of Series C Junior Participating Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), and one one-hundredth of a share of Series D Junior Participating Preferred Stock, par value $.01 per share ("Series D Preferred Stock"), respectively, such preferred shares having the rights and preferences set forth in the Certificate of Vote Establishing Series A, Series B, Series C and Series D Junior Participating Preferred Stock filed with the Secretary of the Commonwealth of Massachusetts on June 10, 1999 and a copy of which is attached hereto as Exhibit A, upon the terms and subject to the conditions herein set forth;


                               Exhibit 4 - page 4

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

         (a) (i) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall become, after the Effective Date, the Beneficial Owner (as such term is hereinafter defined) of Common Shares representing 15% or more of the total Voting Rights of all the Common Shares then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any entity organized, appointed or established by the Company holding Common Shares for or pursuant to the terms of any such plan; provided, however, that if a Person inadvertently becomes the Beneficial Owner of Common Shares representing 15% or more of such Voting Rights solely due to an adjustment in the number of votes to which GMO Stock, GTR Stock or GSP Stock is entitled pursuant to the Company's Articles of Organization, such Person shall not be an Acquiring Person unless and until such Person acquires additional Common Shares.

                  (ii) Notwithstanding the foregoing, a Person shall not become an "Acquiring Person" solely as the result of an acquisition of Common Shares by the Company or any Subsidiary which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares then outstanding as determined above; provided, however, that if a Person becomes the Beneficial Owner of 15% or more of the Common Shares then outstanding as determined above solely by reason of such a share acquisition by the Company and such Person shall, after becoming the Beneficial Owner of such Common Shares, become the Beneficial Owner of any additional Common Shares by any means whatsoever (other than as a result of the subsequent occurrence of a stock dividend or a subdivision of the Common Shares into a larger number of shares or a similar transaction), then such Person shall be deemed to be an "Acquiring Person."

                  (iii) Notwithstanding the foregoing, if a majority of the Board determines in good faith that a Person who would otherwise be an "Acquiring Person," as defined pursuant to the foregoing provisions of this
Section 1(a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this Section 1(a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement. The determination of whether such Person's becoming an Acquiring Person shall have been inadvertent and the determination of whether the divestment of sufficient shares shall have been made as promptly as practicable shall be made by the Board.

         (b) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.


                               Exhibit 4 - page 5

         (c) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                  (i) which such Person or any of such Person's Affiliates or Associates beneficially owns, directly or indirectly;

                  (ii) which such Person or any of such Person's Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (whether or not in writing), or upon the exercise of conversion rights, exchange rights, rights (other than the Rights at any time prior to the occurrence of a Triggering Event, as hereinafter defined, but thereafter including Rights acquired from and after the Distribution Date (as defined in Section 3(a) below) other than Rights acquired pursuant to Section 3(a), 11(a)(iv) or 22 hereof), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote or dispose of or "beneficial ownership" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act) of (including pursuant to any agreement, arrangement or understanding, whether or not in writing); provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations of the Exchange Act and (2) is not also then reportable on
Schedule 13D under the Exchange Act (or any comparable or successor report); or

                  (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company.

         (d) "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

         (e) "Close of business" on any given date shall mean 5:00 P.M., Massachusetts time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Massachusetts time, on the next succeeding Business Day.

         (f) "Common Shares" when used with reference to the Company shall mean the GGD Stock, the GTR Stock, the GMO Stock and/or GSP Stock, as the context requires, or any other shares of capital stock of the Company into which GGD Stock, GTR Stock, GMO Stock and/or GSP Stock may be reclassified or changed; provided, however, that "Common Shares" shall mean all of the GGD Stock, the GTR Stock, GMO Stock and GSP Stock (or any other shares of capital stock into which GGD Stock, GTR Stock, GMO Stock and/or GSP Stock may be reclassified or changed) whenever a determination of whether a Person shall have become the


                               Exhibit 4 - page 6

Beneficial Owner of, or shall have made a tender or exchange offer for, Common Shares representing a specified percentage of the total Voting Rights of all the Common Shares then outstanding is required to be made herein. "Common Shares" when used with reference to any Person other than the Company shall mean the capital stock with the greatest voting power of such other Person or equity interest having power to control or direct the management of such Person, or, if such other Person is a Subsidiary of another Person, the Person or Persons which ultimately controls such first-mentioned Person.

         (g) "Final Expiration Date" shall mean the close of business on March 28, 2009.

         (h) "GGD Stock" shall mean the Genzyme General Division Common Stock, par value $.01 per share, of the Company.

         (i) "GMO Stock" shall mean the Genzyme Molecular Oncology Division Common Stock of the Company.

         (j) "GSP Stock" shall mean the Genzyme Surgical Products Division Common Stock of the Company.

         (k) "GTR Stock" shall mean the Genzyme Tissue Repair Division Common Stock of the Company.

         (l) "Person" shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

         (m) "Preferred Shares" shall mean shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock as the context requires.

         (n) "Redemption Date" shall mean the time at which Rights are redeemed as provided in Section 23 hereof.

         (o) "Rights" shall mean GGD Stock Rights, GTR Stock Rights, GMO Stock Rights, and/or GSP Stock Rights as the context requires.

         (p) "Shares Acquisition Date" shall mean the first date of public announcement by the Company that an Acquiring Person has become such.

         (q) "Subsidiary" of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interests is beneficially owned, directly or indirectly, by such Person.

         (r) "Triggering Event" shall mean a Person becoming an Acquiring
Person.

         (s) "Voting Rights" when used with reference to the capital stock of, or units of equity interest in, any Person shall mean the right under ordinary circumstances to vote in the election of directors of such Person (if such Person is a corporation) or to participate in the management and control of such Person (if such Person is not a corporation).


                               Exhibit 4 - page 7

         (t) The following terms shall have the meanings indicated in the following Sections of this Agreement:

                  (i) "Act" - Section 9(b).

                  (ii) "Adjustment Shares" - Section 11(b).

                  (iii) "Agreement" -- Preamble.

                  (iv) "Board" - Preamble.

                  (v) "Current Value" - Section 11(c)(i).

                  (vi) "Distribution Date" - Section 3(a).

                  (vii) "Effective Date" -- Preamble.

                  (viii) "Exchange Act" - Section 1(b)

                  (ix) "Exchange Consideration" - Section 11(c)(ii)(A).

                  (x) "Extension Date" - Section 26.

                  (xi) "GGD Stock Right" - Preamble.

                  (xii) "GGD Stock Right Certificate" - Section 3(a).

                  (xiii) "GMO Stock Right" - Preamble.

                  (xiv) "GMO Stock Right Certificate" - Section 3(a).

                  (xv) "GSP Stock Right" - Preamble.

                  (xvi) "GSP Stock Right Certificate" - Section 3(a).

                  (xvii) "GTR Stock Right" - Preamble.

                  (xviii) "GTR Stock Right Certificate" - Section 3(a).

                  (xix) "Nasdaq" - Section 11(d).

                  (xx) "NYSE" - Section 11(d).

                  (xxi) "Principal Party" - Section 13(b).

                  (xxii) "Purchase Price" - Sections 4, 7, 11(b) and 13(a).

                  (xxiii) "Redemption Price" - Section 23(a)(i).

                  (xxiv) "Renewed Agreement" - Preamble.


                               Exhibit 4 - page 8

                  (xxv) "Restated Date" - the date of this Agreement.

                  (xxvi) "Rights Agent" - Preamble.

                  (xxvii) "Series A Preferred Stock" - Preamble.

                  (xxviii) "Series B Preferred Stock" - Preamble.

                  (xxix) "Series C Preferred Stock" - Preamble.

                  (xxx) "Series D Preferred Stock" - Preamble.

                  (xxxi) "Spread" - Section 11(c).

                  (xxxii) "Substitution Period" - Section 11(c).

                  (xxxiii) "Trading Day" - Section 11(d)(i).

         Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Shares) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. Upon prior written notice to the Rights Agent, the Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable (the term "Rights Agent" being used herein to refer, collectively, to the Rights Agent together with any such co-Rights Agent).

         Section 3. Issue of Right Certificates.

         (a) Until the earlier of (i) the close of business on the tenth day (or such later date as may be determined by the Board) after the Shares Acquisition Date or (ii) the close of business on the tenth Business Day (or such later date as may be determined by the Board) after the date of the commencement of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity organized, appointed or established by the Company holding Common Shares for or pursuant to the terms of any such plan) to commence, within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, a tender or exchange offer the consummation of which would result in beneficial ownership by a Person of Common Shares representing 15% or more of the total Voting Rights of all the outstanding Common Shares (the earliest of such dates being herein referred to as the "Distribution Date"), (x) the GGD Stock Rights, GTR Stock Rights, GMO Stock Rights and GSP Stock Rights will be evidenced by the certificates for GGD Stock, GTR Stock, GMO Stock and GSP Stock, respectively, registered in the names of the holders thereof (which certificates for GGD Stock, GTR Stock, GMO Stock and GSP Stock shall also be deemed to be certificates for GGD Stock Rights, GTR Stock Rights, GMO Stock Rights and GSP Stock Rights, respectively) and not by separate Right Certificates, and (y) the right to receive Right Certificates will be transferable only in connection with the transfer of Common Shares. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent


                               Exhibit 4 - page 9
will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of GGD Stock, GTR Stock, GMO Stock and GSP Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a right certificate, in substantially the form of Exhibit B hereto (a "GGD Stock Right Certificate," "GTR Stock Right Certificate," "GMO Stock Right Certificate" or "GSP Stock Right Certificate," as the case may be), evidencing one GGD Stock Right for each share of GGD Stock so held, one GTR Stock Right for each share of GTR Stock so held, one GMO Stock Right for each share of GMO Stock so held and one GSP Stock Right for each share of GSP Stock so held. In the event that an adjustment in the number of Rights per Common Share has been made pursuant to
Section 11(a) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a) hereof) so that Right Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.

         (b) Until the earliest of the Distribution Date, the Redemption Date or Final Expiration Date, the surrender for transfer of any certificate for Common Shares shall also constitute the transfer of the Rights associated with the Common Shares represented thereby.

         (c) (i) With respect to certificates for Common Shares of the Company outstanding immediately prior to the Restatement Date, until the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date, the Rights will be evidenced by certificates for Common Shares as legended pursuant to the terms of the Renewed Agreement, and the registered holders of the Common Shares of the Company shall also be the registered holders of the associated Rights.

                  (ii) Certificates for Common Shares which become outstanding (including, without limitation, reacquired Common Shares referred to in the last sentence of this paragraph (c)) on or after the Restatement Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Amended and Restated Renewed Rights Agreement between Genzyme Corporation & American Stock Transfer & Trust Company dated as of June 10, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Genzyme Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. Genzyme Corporation will mail to the holder of this certificate a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, Rights beneficially owned by Acquiring Persons (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.


                               Exhibit 4 - page 10

                  (iii) With respect to such certificates containing the foregoing legends, until the Distribution Date, the Rights associated with the Common Shares represented by such certificates shall be evidenced by such certificates alone, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the Common Shares represented thereby. In the event that the Company purchases or acquires any Common Shares on or after the Restatement Date but prior to the Distribution Date, any Rights associated with such Common Shares shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Common Shares which are no longer outstanding.

         (d) Notwithstanding the requirements of Section 3(c), the omission of a legend shall not affect the enforceability of any part of this Agreement or the rights of any holder of Rights.

         Section 4. Forms of Right Certificates. The GGD Stock Right Certificates, the GTR Stock Right Certificates, the GMO Stock Right Certificates and the GSP Stock Right Certificates (and the forms of election to purchase Preferred Shares and of assignment to be printed on the reverse thereof) shall be in substantially the forms set forth as Exhibit B hereto, and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Sections 11 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Share as shall be set forth therein at the price per one one-hundredth of a Preferred Share set forth therein (the "Purchase Price"), but the number of such one one-hundredths of a Preferred Share and the Purchase Price shall be subject to adjustment as provided herein.

         Section 5. Countersignature and Registration.

         (a) The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, shall have affixed thereto the Company's seal or a facsimile thereof, and shall be attested by the Clerk or an Assistant Clerk of the Company, either manually or by facsimile signature. The Right Certificates shall be countersigned manually, or, if permitted by the Company, by facsimile signature, by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of the execution of this Agreement any such person was not such an officer.


                               Exhibit 4 - page 11

         (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office designated for such purposes, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.

         Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates.

         (a) Subject to the provisions of Sections 7(e) and 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Share (or, following a Triggering Event, Common Shares, other securities or property, as the case may be) as the Right Certificate or Right Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office of the Rights Agent designated for such purposes. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Right Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Right Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request. Thereupon the Rights Agent shall (subject to Section 7(e) hereof) countersign and deliver to the person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.

         (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.

         (c) Notwithstanding any other provision hereof, the Company and the Rights Agent may amend this Rights Agreement to provide for uncertificated Rights in addition to or in place of Rights evidenced by Right Certificates.


                               Exhibit 4 - page 12

         Section 7. Exercise of Rights; Purchase Price; Expiration Date of
Rights.

         (a) Subject to Section 7(e) hereof, the registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase and the certificate contained in the form of election to purchase on the reverse side of the Right Certificate duly executed, to the Rights Agent at the principal offices of the Rights Agent, together with payment of the Purchase Price for the Preferred Shares (or other shares, securities or property, as the case may be) as to which the Rights are exercised, at or prior to the earlier of the Redemption Date and the Final Expiration Date.

         (b) The Purchase Price with respect to each GGD Stock Right shall initially be $300 for each one one-hundredth of a Series A Preferred Share; with respect to each GTR Stock Right shall initially be $26 for each one one-hundredth of a Series B Preferred Share; with respect to each GMO Stock Right shall initially be $26 for each one one-hundredth of a Series C Preferred Share; and with respect to each GSP Stock Right shall initially be $150 for each one one-hundredth of a Series D Preferred Share; shall be subject in each case to adjustment from time to time as provided in Sections 11 and 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) below.

         (c) Upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase and the certificate contained in the form of election to purchase and the Right Certificate duly executed, accompanied by payment of the Purchase Price for the Preferred Shares (or other shares, securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof in cash, or by certified check or cashier's check payable to the order of the Company, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the Preferred Shares certificates for the number of Preferred Shares to be purchased (and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests), or (B) if the Company shall have elected to deposit the Preferred Shares issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Share as are to be purchased (in which case certificates for the Preferred Shares represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, promptly deliver such cash to or upon the order of the registered holder of such Right Certificate. In the event that the Company is obligated to issue other securities (including Common Shares), pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.


                              Exhibit 4 - page 13

         (d) In case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.

         (e) Notwithstanding anything in this Agreement to the contrary, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person, (ii) a transferee from an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such (and any subsequent transferees of such transferee), or
(iii) a transferee of an Acquiring Person (or such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any Person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder (including any subsequent holder) of such Rights shall thereupon have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) hereof are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure or inability to make any determinations with respect to an Acquiring Person or its Affiliates, Associates or transferees hereunder.

         (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Right Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall request.

         Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.


                              Exhibit 4 - page 14

         Section 9. Reservation and Availability of Preferred Shares.

         (a) The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) or any Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) held in its treasury, the number of Preferred Shares (and, following the occurrence of a Triggering Event, Common Shares and/or other securities) that will be sufficient (in accordance with the terms of this Agreement, including Section 11(c)(i) hereof) to permit the exercise in full of all outstanding Rights. Prior to the occurrence of a Triggering Event, the Company shall not be obliged to cause to be reserved and kept available out of its authorized and unissued Common Shares or shares of preferred stock (other than Preferred Shares), any such Common Shares or any shares of preferred stock (other than Preferred Shares) to permit exercise of outstanding Rights.

         (b) If then required by applicable law, the Company shall use its best efforts to (i) file, either (A) as soon as practicable following the earliest date after the occurrence of a Triggering Event as to which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, or (B) as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Securities Act of 1933, as amended (the "Act"), with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the date of the expiration of the Rights. If then required by applicable law, the Company will also take such action as may be appropriate under the securities or "blue sky" laws of the various states. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of this Section 9(b), the exercisability of the Rights in order to prepare and file such registration statement or to comply with such blue sky laws. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained.

         (c) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Shares delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and non-assessable shares.

         (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Shares upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Shares in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for


                              Exhibit 4 - page 15
exercise or to issue or to deliver any certificates or depositary receipts for Preferred Shares upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

         Section 10. Preferred Shares Record Date. Each Person in whose name any certificate for Preferred Shares is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Shares (or Common Shares and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Shares (or Common Shares and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled (in such holder's capacity as such) to any rights of a shareholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         Section 11. Adjustment in Rights; Exchange of Rights; Certain Covenants. The Purchase Price, the number of Preferred Shares (or number and kind of other shares of capital stock, as the case may be) covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

         (a) Anti-Dilution Adjustments; Adjustments, generally.

                  (i) To preserve the actual or potential economic value of the Rights, if at any time after the date of this Agreement there shall be any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, reclassifications, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than the Rights or regular quarterly cash dividends) or otherwise, then, in each such event adjustments in the number of Preferred Shares (or the number and kind of other securities) issuable upon exercise of each Right, the Purchase Price and Redemption Price in effect at such time (including the number of Rights or fractional Rights associated with each Common Share) shall be made if and as deemed appropriate by the Board, such that following such adjustments such event shall not have had the effect of reducing or limiting the benefits the holders of the Rights would have had absent such event.

                  (ii) If, as a result of an adjustment made pursuant to this
Section 11, the holder of any Right thereafter exercised shall become entitled to receive any securities other than


                              Exhibit 4 - page 16

Preferred Shares, thereafter the number of such securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions of
Section 11(a)(i), and the provisions of Sections 7, 9 and 10 with respect to the Preferred Shares shall apply, as nearly as reasonably may be, on like terms to any such other securities.

                  (iii) All Rights originally issued by the Company subsequent to any adjustment made to the amount of Preferred Shares or other securities relating to a Right shall evidence the right to purchase, for the Purchase Price, the adjusted number and kind of securities purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (iv) Irrespective of any adjustment or change in the Purchase Price or the number of Preferred Shares or number or kind of other securities issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the terms which were expressed in the initial Right Certificates issued hereunder.

                  (v) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(a) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a Common Share or other share or one-millionth of a Preferred Share as the case may be. Notwithstanding the first sentence of this Section 11(a), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.

                  (vi) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Share purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(a)(vi), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon


                              Exhibit 4 - page 17
surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.

                  (vii) Before taking any action that would cause an adjustment reducing the Purchase Price below one one-hundredth of the then par value, if any, of the Preferred Shares issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable Preferred Shares at such adjusted Purchase Price.

                  (viii) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any (a) consolidation or subdivision of the Preferred Shares, (b) issuance wholly for cash of any Preferred Shares at less than the current market price, (c) issuance wholly for cash of Preferred Shares or securities which by their terms are convertible into or exchangeable for Preferred Shares, (d) dividends on Preferred Shares payable in Preferred Shares or (e) issuance of rights, options or warrants referred to hereinabove in
Section 11(b), hereafter made by the Company to holders of its Preferred Shares shall not be taxable to such shareholders.

                  (ix) In any case which action taken pursuant to Section 11(a)(i) requires that an adjustment be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date the Preferred Shares and/or other securities, if any, issuable upon such exercise over and above the Preferred Shares and/or other securities, if any, issuable before giving effect to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional securities upon the occurrence of the event requiring such adjustment.

         (b) Initial Adjustment Upon Triggering Event. Upon the first occurrence of a Triggering Event (except as otherwise provided in this Agreement), proper provision shall be made so that each holder of a Right, except as provided below and in Section 7(e) hereof, shall thereafter have a right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of Preferred Shares and subject to the provisions of
Section 11(a), such number of shares of GGD Stock in the case of a GGD Stock Right, GTR Stock in the case of a GTR Stock Right, GMO Stock in the case of a GMO Stock Right, and GSP Stock in the case of a GSP Stock Right as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right was exercisable immediately prior to the Triggering Event (whether or not such Right was then exercisable), and dividing that product (which, following such Triggering Event, shall be referred to as the "Purchase Price" for all purposes of this Agreement) by (y) 50% of the then current per share market price of the GGD Stock, GTR Stock, GMO Stock or GSP Stock in the case of a GGD Stock Right, GTR Stock Right, GMO Stock Right or GSP Stock Right, respectively (determined pursuant to Section 11(d)), on the date of the occurrence of the


                              Exhibit 4 - page 18

Triggering Event (such number of shares being referred to herein as the "Adjustment Shares"). Notwithstanding the foregoing, upon the occurrence of the Triggering Event, any Rights that are or were on or after the earlier of the Distribution Date or the date of the Triggering Event beneficially owned by an Acquiring Person (or any Associate or Affiliate of such Acquiring Person) or by certain transferees of such Persons as specified in Section 7(e), shall become void and any holder (including subsequent holders) of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. Any Right Certificate issued pursuant to Section 3 or Section 22 hereof that represents Rights beneficially owned by an Acquiring Person or any Associate or Affiliate thereof and any Right Certificate issued at any time upon the transfer of any Rights to an Acquiring Person or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate, and any Right Certificate issued pursuant to Section 6, 7(d), 7(e) or 22 hereof or this Section 11 upon transfer, exchange, replacement or adjustment of any other Right Certificate referred to in this sentence, shall contain the following legend:

                  The Rights represented by this Right Certificate were issued to a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person (as such terms are defined in the Rights Agreement). This Right Certificate and the Rights represented hereby may become void in the circumstances specified in the Rights Agreement, including Sections 7(e) and 11(a)(ii) thereof;

provided that the Rights Agent shall not be under any responsibility to ascertain the existence of facts that would require the imposition of such legend but shall be required to impose such legend only if instructed to do so by the Company or if a holder fails to certify upon transfer or exchange in the space provided on the Right Certificate that such holder is not an Acquiring Person or an Affiliate or Associate thereof.

         (c) Other Adjustments Upon or Following Triggering Event.

                  (i) Use of Common Equivalents or Cash. In the event that (x) the total of the Common Shares that are issued but not outstanding and authorized but unissued (excluding Common Shares reserved for issuance pursuant to the specific terms of any indenture, option plan or other agreement) is not sufficient to permit the exercise in full of the Rights in accordance with
Section 11(b) or 11(c)(ii) hereof, or (y) the total number of Common Shares available for exercise of the Rights in accordance with Section 11(b) hereof is sufficient to permit the exercise in full of the Rights in accordance with
Section 11(b) but the Board determines that the exercise of the Rights in accordance with Section 11(b) above will not afford adequate protection to the shareholders of the Company and that shareholders should be given an option to acquire a substitute for the Adjustment Shares, and subject to such limitations as are necessary to prevent a default under any agreement for money borrowed as presently constituted to which the Company is a party, then the Board shall: (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess, the "Spread"), and (B) with respect to each Right, make adequate provision to substitute for, or provide an election to acquire in lieu of, the Adjustment Shares, upon payment of the applicable Purchase Price (which term shall include any reduced Purchase Price) any combination of the following having an aggregate value equal to the Current Value (such aggregate value to be determined by the Board based upon the advice of a nationally


                              Exhibit 4 - page 19
recognized investment banking firm selected by the Board: (1) voting and other securities of one or more subsidiaries of the Company, (2) a reduction in the Purchase Price, (3) Common Shares and/or other equity securities of the Company and/or (4) debt securities of the Company and/or cash and other assets; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Triggering Event, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, Common Shares (to the extent available) and then, if necessary, cash, which securities and/or cash in the aggregate are equal to the Spread. If the Board shall determine in good faith that it is likely that sufficient additional Common Shares could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days following the first occurrence of a Triggering Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such period, as it may be extended, the "Substitution Period"). To the extent that the Board determines that some action need be taken pursuant to the first and/or second sentences of this Section 11(c)(i), the Company (x) shall provide, subject to Section 7(e) hereof, that such action shall apply uniformly to all outstanding Rights, and (y) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(c)(i), the value of the Common Shares shall be the current per share market price (as determined pursuant to Section 11(d) hereof) of the Common Shares on the date of the first occurrence of a Triggering Event.

                  The provisions of this Section 11(c)(i) shall apply only to Common Shares of the Company and shall not apply to the securities of any other Person.

                  (ii) Exchange Option.

                           (A) At any time after the occurrence of a Triggering Event and prior to the earlier of (i) the time any Person, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Common Shares then outstanding and (ii) the occurrence of a Section 13(a) Event, the Board may, at its option, cause the Company to exchange mandatorily all or part of the then outstanding and exercisable Rights (which shall not include Rights that shall have become null and void pursuant to the provisions of
         Section 7(e) hereof) for consideration per Right consisting of one half of the securities that would be issuable at such time upon the exercise of one Right in accordance with Section 11(b) (the consideration issuable per Right pursuant to this Section 11(c)(ii)(A) being the "Exchange Consideration"). Any partial exchange shall be effected on a pro rata basis based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights. If the Board elects to exchange all the Rights for Exchange Consideration pursuant to this Section 11(c)(ii)(A) prior to the physical distribution of the Rights Certificates, the Company may distribute the Exchange Consideration in lieu of distributing Rights Certificates, in which case for purposes of this Rights Agreement


                              Exhibit 4 - page 20
         holders of Rights shall be deemed to have simultaneously received and surrendered for exchange Rights Certificates on the date of such distribution.

                           (B) Immediately upon the action of the Board ordering the exchange of any particular Rights pursuant to this Section 11(c)(ii) and without any further action and without any notice, the right to exercise those particular Rights shall terminate and the only right a holder shall have thereafter with respect to any of those particular Rights shall be to receive the Exchange Consideration. The Company shall promptly give public notice of any such exchange and in addition, the Company shall promptly mail a notice of any such exchange to all of the holders of such Rights in accordance with Section 25 of this Agreement; provided, however, that the failure to give, any delay in giving or any defect in, such notice shall not affect the validity of such exchange. Each such notice of exchange will state the method by which the exchange of the Exchange Consideration for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. In the event the Exchange Consideration consists of Common Shares, the Company shall not be required to issue fractions of Common Shares or to distribute certificates which evidence fractional Common Shares. In lieu of such fractional Common Shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional Common Shares would otherwise be issuable an amount in cash equal to the product derived by multiplying
         (x) the subject fraction, by (y) the last sale price of the Common Shares on the fifth Trading Day following the public announcement of the exchange by the Company, or, in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, in either case on a when issued basis (taking into account the exchange), as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the Nasdaq National Market (or, if the Common Shares are not so listed or traded, then as determined in the manner provided in
         Section 11(d)(i) for determining "current per share market price," adjusted to take into account the exchange). In determining whether any particular holder shall be obligated to receive cash in lieu of a fractional share, the holder shall be entitled to have all Rights beneficially owned by such holder aggregated so that only one fractional share shall be attributable to all the Rights so beneficially owned.

         (d) Computation of Current Market Price.

                  (i) For the purpose of any computation hereunder, other than computations made pursuant to 11(c)(i) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per share of such Common Shares for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date and for purposes of computations made pursuant to Section 11(c)(i) hereof, the "current per share market price" of the Common Shares on any date shall be deemed to be the average of the daily closing prices per Common Share for the 10 consecutive Trading Days immediately following such date; provided, however, that in the event that the current per share market price of the Common Shares is determined during a period following the announcement by the issuer of such Common Shares of (A) a dividend or distribution on such Common Shares payable in such Common Shares or securities convertible into such Common Shares, or (B) any subdivision, combination or reclassification of such Common Shares, and prior to the expiration


                              Exhibit 4 - page 21
of the requisite 30 or 10 Trading Day period, as the case may be, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current market price shall be appropriately adjusted to reflect the current market price per Common Share equivalent. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange (the "NYSE") or, if the Common Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Shares are listed or admitted to trading or, if the Common Shares are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations ("Nasdaq") system or such other system then in use, or, if on any such date the Common Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Shares selected by the Board. If on any such date no market maker is making a market in the GGD Stock, the GTR Stock, the GMO Stock or the GSP Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Shares are listed or admitted to trading is open for the transaction of business or, if the Common Shares are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Shares are not publicly held or not so listed or traded, "current market price" per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                  (ii) For the purpose of any computation hereunder, the "current per share market price" of the Preferred Shares shall be determined in the same manner as set forth above for Common Shares in Section 11(d)(i) (other than the last sentence thereof). If the current per share market price of the Preferred Shares of any series cannot be determined in the manner provided above, the "current per share market price" of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be conclusively deemed to be the current per share market price of the shares of GGD Stock, GTR Stock, GMO Stock and GSP Stock, respectively (appropriately adjusted to reflect any stock splits, stock dividends, recapitalizations or similar transactions occurring after the date hereof), multiplied by one hundred. If neither the applicable Common Shares nor the applicable Preferred Shares are publicly held or so listed or traded, "current per share market price" shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

         (e) Certain Covenants. The Company covenants and agrees that, after the Distribution Date, it:


                              Exhibit 4 - page 22

                  (i) will not, and shall not permit any Subsidiary to, (i) consolidate with, (ii) merge with or into, or (iii) sell or transfer, in one or more transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person if at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

                  (ii) will not, except as permitted by Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action which at the time it is reasonably foreseeable will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights, provided, however, that the issuance of additional Rights pursuant hereto, including by action of the Board under Section 22 hereof, shall not be deemed to violate this Section 11(e)(ii).

         Section 12. Certificate of Adjustment. Whenever an adjustment is made as provided in Sections 11 and 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent and with each transfer agent for the Common Shares or the Preferred Shares a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be deemed to have knowledge of any such adjustment unless and until it shall have received such certificate.

         Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

         (a) In the event that, following the Distribution Date, directly or indirectly, any transactions specified in the following clause (i), (ii) or
(iii) of this Section 13(a) shall be consummated:

                  (i) the Company shall consolidate with, or merge with and into, any other Person and the Company shall not be the continuing or surviving corporation of any such consolidation or merger;

                  (ii) any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving corporation of such merger and, in connection with such merger, all or part of the Common Shares shall be changed into or exchanged for stock or other securities of any other Person (or the Company) or cash or any other property; or

                  (iii) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons other than the Company or any Subsidiary of the Company; provided, however, that this clause (iii) of Section 13(a) hereof shall not apply to the pro rata distribution by the Company of assets (including securities) of the Company or any of its Subsidiaries to all holders of Common Shares of the Company in accordance with each such holder's interest in such assets prior to the distribution;


                              Exhibit 4 - page 23
then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradable Common Shares of the Principal Party (as hereinafter defined), not subject to any rights of first refusal, redemption or repurchase, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Share for which a Right is then exercisable immediately prior to the first occurrence of any of the events described in clauses (i), (ii) or (iii) of this Section 13(a) (a "Section 13(a) Event"), or, if a Triggering Event has occurred prior to the Section 13(a) Event, multiplying the number of such fractional shares for which a Right was exercisable immediately prior to the Triggering Event hereof by the Purchase Price immediately prior to such Triggering Event, and dividing that product (which, following the Section 13(a) Event, shall thereafter be referred to as the "Purchase Price" for all purposes of this Agreement) by (2) 50% of the then current per share market price of the Common Shares of such other Person (determined pursuant to Section 11(d)) on the date of consummation of such consolidation, merger, sale or transfer; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such issuer, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13(a) Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its Common Shares in accordance with Section 9 hereof) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the Common Shares thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Sections 11(b) and 11(c)(i) hereof shall thereafter be of no effect following the first occurrence of a Section 13(a) Event. The Company shall not enter into any transaction of the kind referred to in this Section 13(a) if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights.

         (b) "Principal Party" shall mean

                  (i) in the case of any transaction described in clause (i) or
(ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which Common Shares of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                  (ii) in the case of any transaction described in clause (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Shares of such Person are not at such time and have not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Shares of which are and have been so registered,


                              Exhibit 4 - page 24

"Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Shares of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Shares having the greatest aggregate market value.

         (c) The Company shall not consummate any such consolidation, merger, sale or transfer unless the Principal Party shall have a sufficient number of authorized Common Shares, which have not been issued or reserved for issuance, to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs (a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets mentioned in paragraph (a) of this Section 13, the Principal Party will:

                  (i) prepare and file a registration statement under the Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final Expiration Date; and

                  (ii) deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

         The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. In the event that one of the transactions described in Section 13(a) hereof shall occur at any time after the occurrence of a Triggering Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

         (d) Notwithstanding any other provision of this Agreement, no adjustment to the number or kind of shares (or fractions of a share), cash or other property for which a Right is exercisable or the number of Rights outstanding or associated with any Common Share or any similar or other adjustment shall be made or be effective if such adjustment would have the effect of reducing or limiting the benefits the holders of the Rights would have had absent such adjustment, including, without limitation, the benefits under Sections 11 and 13, unless the terms of this Agreement are amended so as to preserve such benefits, provided that this paragraph shall not prevent any change prior to the Distribution Date permitted by Section 26(a) and provided that this Section 13(d) shall not be deemed to limit or impair the right to engage in an exchange pursuant to Section 11(c)(ii).

         Section 14. Fractional Rights and Fractional Shares.

         (a) The Company shall not be required to issue fractions of Rights except prior to the Distribution Date as the Board may in its discretion determine in effecting an adjustment in the number of Rights pursuant to Section 11(a ) hereof, or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered


                              Exhibit 4 - page 25
holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Rights are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by Nasdaq or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

         (b) The Company shall not be required to issue fractions of Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Shares (other than fractions which are integral multiples of one one-hundredth of a Preferred Share). Fractions of Preferred Shares in integral multiples of one one-hundredth of a Preferred Share may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it, provided that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Shares represented by such depositary receipts. In lieu of fractional Preferred Shares that are not integral multiples of one one-hundredth of a Preferred Share, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Share. For purposes of this Section 14(b), the current market value of a Preferred Share shall be the closing price of a Preferred Share (as determined pursuant to the second sentence of Section 11(d)(ii) hereof) for the Trading Day immediately prior to the date of such exercise.

         (c) Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of Common Shares upon exercise of the Rights or to distribute certificates that evidence fractional Common Shares. In lieu of fractional Common Shares, the Company may pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Common Share. For purposes of this Section 14(c), the current market value of one Common Share shall be the closing price of one Common Share (as determined pursuant to Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.


                              Exhibit 4 - page 26

         (d) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right (except as provided above).

         Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Sections 18 and 20 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Common Shares); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Common Shares), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Common Shares), may, in his own behalf and for his own benefit, enforce, and institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of, the obligations of any Person subject to this Agreement.

         Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

         (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Common Shares;

         (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office of the Rights Agent, duly endorsed or accompanied by a proper instrument of transfer; and

         (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Common Shares certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Common Shares certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.

         (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority prohibiting or otherwise restraining performance of such obligation.


                              Exhibit 4 - page 27

         Section 17. Right Certificate Holder Not Deemed a Shareholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Shares or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in Section 24 hereof), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.

         Section 18. Concerning the Rights Agent.

         (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability which may arise under this Agreement. The indemnity provided herein shall survive the expiration of the Rights and the termination of this Rights Agreement.

         (b) The Rights Agent shall be fully indemnified against, shall be protected from and shall incur no liability or expense for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Shares or Common Shares or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper person or persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof. Such indemnity shall specifically include any loss, liability or expense which the Rights Agent may suffer in administering this Agreement against a Person who was an Acquiring Person or an Affiliate or an Associate of an Acquiring Person and any costs and expenses of defending against any claim of liability from such Person, Acquiring Person or Affiliate or Associate of such Acquiring Person.

         Section 19. Merger or Consolidation or Change of Name of Rights Agent.

         (a) Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the


                              Exhibit 4 - page 28
execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         (b) In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.

         Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:

         (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

         (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the President, any Vice President, the Treasurer or the Clerk of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own negligence, bad faith or willful misconduct.

         (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.


                              Exhibit 4 - page 29

         (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(b) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Sections 3, 11, 13 or 23, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after receipt of a certificate furnished pursuant to Section 13 describing such change or adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Shares to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Shares will, when issued, be validly authorized and issued, fully paid and non-assessable.

         (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

         (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the President, any Vice President, the Clerk or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Rights Agreement and the date on or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in any such application on or after the date specified in such application (which date shall not be less than five Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to an earlier date) unless, prior to taking any such action (or the specified effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

         (h) The Rights Agent and any shareholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become peculiarly interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

         (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the


                              Exhibit 4 - page 30

Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct, provided reasonable care was exercised in the selection and continued employment thereof.

         (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

         (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 on such certificate attached to the form of assignment or form of election to purchase, the Rights Agent shall not take any further action with respect to such requested exercise or transfer without first consulting with the Company.

         Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days' notice in writing mailed to the Company and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Shares or Preferred Shares by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of any other state of the United States in good standing, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Shares or Preferred Shares, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the


                              Exhibit 4 - page 31
resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement. In addition, the Company may, if deemed necessary or appropriate by the Board, issue Right Certificates in connection with the issuance or sale of Common Shares following the Distribution Date.

         Section 23. Redemption.

         (a) (i) The Board may, at its option, at any time prior to 5:00 p.m., Massachusetts time, on the earlier of (A) the tenth day following the Shares Acquisition Date (or such later date as may be determined by the Board) or (B) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable pursuant to Section 11(b) or 11(c) at a time when the Rights are then redeemable hereunder.

                  (ii) Following the occurrence of a Shares Acquisition Date but prior to any event described in Section 13(a), the Board may redeem all but not less than all of the then outstanding Rights at the Redemption Price in connection with any event, not involving an Acquiring Person or an Affiliate or Associate of an Acquiring Person, that either (A) is of the type specified in
Section 13(a) or (B) involves a Person merging into the Company or otherwise combining with the Company, where the Company shall be the continuing or surviving corporation of such merger or combination and the Common Shares of the Company shall remain outstanding and not changed into or exchanged for stock or other securities of any other Person or the Company or cash or any other property,

         (b) In the case of a redemption permitted under Section 23(a), immediately upon the action of the Board ordering the redemption of the Rights, evidence of which shall have been filed with the Rights Agent and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. Within ten days after the action of the Company ordering the redemption of the Rights, the Company shall give notice of such redemption to the holders of the then outstanding Rights by mailing such notice to all such holders at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Shares. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption shall state the method by which the payment of the Redemption Price will be made.


                              Exhibit 4 - page 32

         Section 24. Notice of Certain Events. In case the Company shall propose, at any time after the Distribution Date, (a) to pay any dividend payable in stock of any class to the holders of its Preferred Shares or to make any other distribution to the holders of its Preferred Shares (other than a regular quarterly cash dividend) or (b) to offer to the holders of its Preferred Shares rights or warrants to subscribe for or to purchase any additional Preferred Shares or shares of stock of any class or any other securities, rights or options, or (c) to effect any reclassification of its Preferred Shares (other than a reclassification involving only the subdivision of outstanding Preferred Shares), or (d) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, or (e) to effect the liquidation, dissolution or winding up of the Company, or (f) to declare or pay any dividend on any series of Common Shares payable in Common Shares of the same series or to effect a subdivision, combination or consolidation of any series of Common Shares (by reclassification or otherwise than by payment of dividends in Common Shares on the Common Shares of the same series), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Common Shares and/or Preferred Shares, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (a) or (b) above at least 20 days prior to the record date for determining holders of the Preferred Shares for purposes of such action, and in the case of any such other action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Common Shares and/or Preferred Shares, whichever shall be the earlier.

         In case any Triggering Event or Section 13(a) Event shall occur, then, in any such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Right Certificate, in accordance with Section 25 hereof, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11 or 13 hereof, and (ii) all references in the preceding paragraph to Preferred Shares shall be deemed thereafter to refer to Common Shares and/or, if appropriate, other securities.

         Section 25. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                           Genzyme Corporation
                           One Kendall Square
                           Cambridge, MA  02139
                           Attention:  Chief Legal Officer

With a copy to:            Maureen Manning, Esquire
                           Palmer & Dodge LLP
                           One Beacon Street


                              Exhibit 4 - page 33

                           Boston, MA  02108

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                           Ms. Carolyn O'Neill
                           American Stock Transfer & Trust Company
                           6201 15th Avenue
                           Brooklyn, New York  11219

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

         Section 26. Supplements and Amendments.

         (a) Prior to the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing Common Shares.

         (b) From and after the Distribution Date, the Company and the Rights Agent shall, if the Company shall so direct, supplement or amend this Agreement without the approval of any holders of Right Certificates in order (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to extend the period of redemption provided in Section 23 hereof (which amendment shall set forth a date after which the Rights are no longer redeemable ("Extension Date") unless the Rights are further amended prior to the Extension Date to further extend the time during which the Rights are redeemable, and which amendment may provide for the termination of the right of redemption prior to any Extension Date), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), provided, this Agreement may not be supplemented or amended pursuant to clause
(iii) of this sentence after the period for redemption of the Rights pursuant to
Section 23 hereof shall have expired.

         (c) Upon the delivery of a certificate from an appropriate officer of the Company, which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the redemption price or the number of shares of Common Stock of the Company for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of GGD Stock Rights, GTR Stock Rights, GMO Stock Rights and GSP Stock Rights shall be deemed coincident with the interests of the holders of GGD Stock, GTR Stock, GMO Stock and GSP Stock, respectively.


                              Exhibit 4 - page 34

         Section 27. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         Section 28. Determinations and Actions by the Board of Directors. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Right Certificates and all other parties, and (ii) not subject the Board to any liability to the holders of the Right Certificates.

         Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

         Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board.

         Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


                              Exhibit 4 - page 35

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


[CORPORATE SEAL]                            GENZYME CORPORATION


Attest


By: /s/ Gerald E. Quirk                    By: /s/ Peter Wirth
    -------------------------------            ---------------------------------
     Name: Gerald E. Quirk                       Name: Peter Wirth
     Title: Assistant Clerk                      Title: Executive Vice President


[CORPORATE SEAL]                            AMERICAN STOCK TRANSFER & TRUST
                                            COMPANY


Attest


By: /s/ Susan Silber                        By: /s/ Herbert J. Lemmer
    -------------------------------            ---------------------------------
     Name: Susan Silber                          Name: Herbert J. Lemmer
     Title: Assistant Secretary                  Title: Vice President


                              Exhibit 4 - page 36

                                        EXHIBIT A -- CERTIFICATE OF DESIGNATIONS

                                  TERMS OF THE
 SERIES A, SERIES B, SERIES C AND SERIES D JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                               GENZYME CORPORATION


         VOTED, that pursuant to paragraph IV.F.1 of this Corporation's Articles of Organization, the Board of Directors hereby establishes four series of Preferred Stock of the Corporation with the following designations, powers, preferences and rights:


         A. Authorized Amounts and Designations. Two million shares of Preferred Stock of the Corporation are designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series B Junior Participating Preferred Stock (the "Series B Preferred Stock"), 400,000 shares of Preferred Stock are designated as Series C Junior Participating Preferred Stock (the "Series C Preferred Stock,") and 600,000 shares of Preferred Stock are designated as Series D Junior Preferred Stock (the "Series D Preferred Stock" and, together with the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and any other series of Preferred Stock so designated by the Corporation's Board of Directors, the "Junior Preferred Stock"). To the extent legally permitted, such numbers of shares may be increased or decreased by vote of the Board of Directors, provided that no decrease shall reduce the number of shares of Junior Preferred Stock of any series to a number less than the number of shares of such series then outstanding plus the number of shares of such series reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into such series of Junior Preferred Stock.

         B. Series A Preferred Stock. A description of the Series A Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1. Dividends and Distributions.

                           a. Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series A Preferred Stock with respect to dividends, the holders of shares of Series A Preferred Stock, in preference to the holders of all shares of common stock of the Corporation (the "Common Shares"), and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme General Division Common Stock (the "GGD Stock") payable in shares of GGD Stock or a subdivision of the outstanding shares of GGD Stock (by reclassification or otherwise), declared on the GGD Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series A Preferred Stock as provided in paragraph a. of this Section B.1 immediately after it declares a dividend or distribution on any shares of GGD Stock (other than a dividend payable in shares of GGD Stock), provided that, in the event no dividend or distribution shall have been declared on the GGD Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series A Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series A Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                           b. Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series A Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c. Except as set forth herein or as otherwise
provided by law, holders of Series A Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GGD Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series A Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GGD Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GGD Stock payable in shares of GGD Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GGD Stock (by reclassification or otherwise than by payment of a dividend in shares of GGD Stock) into a greater or lesser number of shares of GGD Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GGD Stock outstanding immediately after such event and the denominator of which is the number of shares of GGD Stock that were outstanding immediately prior to such event.

         C. Series B Preferred Stock. A description of the Series B Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1. Dividends and Distributions.

                           a. Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series B Preferred Stock with respect to dividends, the holders of shares of Series B Preferred Stock, in preference to the holders of all Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series B Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Tissue Repair Division Common Stock (the "GTR Stock") payable in shares of GTR Stock or a subdivision of the outstanding shares of GTR Stock (by reclassification or otherwise), declared on the GTR Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series B Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series B Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GTR Stock (other than a dividend payable in shares of GTR Stock), provided that, in the event no dividend or distribution shall have been declared on the GTR Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series B Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series B Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series B Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series B Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series B Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series B Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series B Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GTR Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the number of votes per share to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                           b. Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series B Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c. Except as set forth herein or as otherwise
provided by law, holders of Series B Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series B Preferred Stock unless, prior thereto, the holders of shares of Series B Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series B Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GTR Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series B Preferred Stock, except distributions made ratably on the Series B Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the aggregate amount to which holders of shares of Series B Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series B Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GTR Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GTR Stock payable in shares of GTR Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GTR Stock (by reclassification or otherwise than by payment of a dividend in shares of GTR Stock) into a greater or lesser number of shares of GTR Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series B Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GTR Stock outstanding immediately after such event and the denominator of which is the number of shares of GTR Stock that were outstanding immediately prior to such event.

         D. Series C Preferred Stock. A description of the Series C Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1. Dividends and Distributions.

                           a. Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Molecular Oncology Division Common Stock (the "GMO Stock") payable in shares of GMO Stock or a subdivision of the outstanding shares of GMO Stock (by reclassification or otherwise), declared on the GMO Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series C Preferred Stock. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series C Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GMO Stock (other than a dividend payable in shares of GMO Stock), provided that, in the event no dividend or distribution shall have been declared on the GMO Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series C Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GMO Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                           b. Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series C Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c. Except as set forth herein or as otherwise
provided by law, holders of Series C Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series C Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GMO Stock, or

(2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, except distributions made ratably on the Series C Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on any shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the aggregate amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series C Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GMO Stock is changed or exchanged. In the event the Corporation shall at any time after June 12, 1997 declare or pay any dividend on shares of GMO Stock payable in shares of GMO Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GMO Stock (by reclassification or otherwise than by payment of a dividend in shares of GMO Stock) into a greater or lesser number of shares of GMO Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GMO Stock outstanding immediately after such event and the denominator of which is the number of shares of GMO Stock that were outstanding immediately prior to such event.

         E. Series D Preferred Stock. A description of the Series D Preferred Stock and a statement of its preferences, voting powers, qualifications and special or relative rights or privileges is as follows:

                  1. Dividends and Distributions.

                           a. Subject to the prior and superior rights of the
holders of any shares of any series of Preferred Stock ranking prior and superior to the Series D Preferred Stock with respect to dividends, the holders of shares of Series D Preferred Stock, in preference to the holders of Common Shares, and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series D Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend on shares of Genzyme Surgical Products Division Common Stock (the "GSP Stock") payable in shares of GSP Stock or a subdivision of the outstanding shares of GSP Stock (by reclassification or otherwise), declared on the GSP Stock since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series D Preferred Stock. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                           b. The Corporation shall declare a dividend or
distribution on the Series D Preferred Stock as provided in paragraph a. of this Section C.1 immediately after it declares a dividend or distribution on any shares of GSP Stock (other than a dividend payable in shares of GSP Stock), provided that, in the event no dividend or distribution shall have been declared on the GSP Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series D Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                           c. Dividends shall begin to accrue and be cumulative
on outstanding shares of Series D Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series D Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series D Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                  2. Voting Rights. The holders of shares of Series D Preferred Stock shall have the following voting rights:

                           a. Subject to the provision for adjustment
hereinafter set forth, each share of Series D Preferred Stock shall entitle the holder thereof to 100 times the number of votes to which the holder of each outstanding share of GSP Stock is then entitled on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the number of votes per share to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                           b. Except as otherwise provided herein, in the
Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or by law, the holders of shares of Series D Preferred Stock and the holders of Common Shares and any other capital stock of the Corporation having general voting rights shall vote together as one series on all matters submitted to a vote of stockholders of the Corporation.

                           c. Except as set forth herein or as otherwise
provided by law, holders of Series D Preferred Stock shall have no voting rights.

                  3. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series D Preferred Stock unless, prior thereto, the holders of shares of Series D Preferred Stock shall have received $100 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series D Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of shares of GSP Stock, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series D Preferred Stock, except distributions made ratably on the Series D Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on any shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the aggregate amount to which holders of shares of Series D Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

                  4. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Series D Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of GSP Stock is changed or exchanged. In the event the Corporation shall at any time after May 26, 1999 declare or pay any dividend on shares of GSP Stock payable in shares of GSP Stock, or effect a subdivision or combination or consolidation of the outstanding shares of GSP Stock (by reclassification or otherwise than by payment of a dividend in shares of GSP Stock) into a greater or lesser number of shares of GSP Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series D Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of GSP Stock outstanding immediately after such event and the denominator of which is the number of shares of GSP Stock that were outstanding immediately prior to such event.

         F. General Provisions. Except as otherwise specifically provided in a particular series of Junior Preferred Stock, the following provisions shall apply to all series of Junior Preferred Stock:

                  1. Certain Restrictions.

                           a. Whenever quarterly dividends or other dividends or
distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                                    (1) declare or pay dividends, or make any
other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

                                    (2) declare or pay dividends, or make any
other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                                    (3) redeem or purchase or otherwise acquire
for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

                                    (4) redeem, purchase or otherwise acquire
for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  2. The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph a. of this paragraph E.1. purchase or otherwise acquire such shares at such time and in such manner.

         G. Reacquired Shares. Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as shares of the same series of Preferred Stock or as part of a new series of Preferred Stock, subject to the conditions and restrictions on issuance set forth herein, in the Articles of Organization, in any other vote of the Board of Directors of the Corporation creating a series of Preferred Stock, or as otherwise required by law.

         H. Redemption. The shares of Junior Preferred Stock shall not be redeemable.

         I. Rank. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall rank equally with respect to the payment of dividends and the distribution of assets together with any other series of the Corporation's Preferred Stock that specifically provide that they shall rank equally with Junior Preferred Stock. The Junior Preferred Stock shall rank junior with respect to the payment of dividends and the distribution of assets to all series of the Corporation's Preferred Stock that specifically provide that they shall rank prior to the Junior Preferred Stock. Nothing herein shall preclude the Board from creating any series of Preferred Stock ranking on a parity with or prior to the Junior Preferred Stock as to the payment of dividends or the distribution of assets.

         J. Amendment. The Articles of Organization of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the holders of Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of each outstanding series of Junior Preferred Stock, voting together as a single series, provided that, any two or more series of Junior Preferred Stock that are adversely affected in the same manner shall vote together as a single class.

         K. Fractional Shares. The Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of the Junior Preferred Stock.

                                          EXHIBIT B -- FORM OF RIGHT CERTIFICATE


Certificate No [GGD/GTR/GMO/GSP]R-                             _________ Rights


                  NOT EXERCISABLE AFTER MARCH 28, 2009 OR EARLIER IF REDEMPTION OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT, ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES (SPECIFIED IN SECTION 7(e) AND 11(b) OF THE RIGHTS AGREEMENT), RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHT CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN AFFILIATE OR AN ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID IN THE CIRCUMSTANCES SPECIFIED IN THE RIGHTS AGREEMENT, INCLUDING SECTION 7(e) AND SECTION 11(b) THEREOF.](1)


                                Right Certificate
                               GENZYME CORPORATION

         This certifies that __________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Amended and Restated Renewed Rights Agreement, dated as of June 10, 1999 (the "Rights Agreement"), between Genzyme Corporation, a Massachusetts corporation
(the "Company"), and [           ] (the "Rights Agent"), to purchase from the
Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Massachusetts time, on March 28, 2009 at the office of the Rights Agent designated for such purposes, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series [A/B/C/D] Junior Participating Preferred Stock (the "Preferred Shares") of the Company, at a purchase price of $[300.00/26.00/150.00] per one one-hundredth of a Preferred Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase and

----------

(1) The portion of the legend in brackets shall be inserted only if applicable.

related Certificate duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of ___________, based on the Preferred Shares as constituted at such date.

         Upon the occurrence of a Triggering Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Right Certificate are beneficially owned by (i) an Acquiring Person (as such terms are defined in the Rights Agreement), (ii) a transferee of any such Acquiring Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a person who, after such transfer, became an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, such rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of any such Triggering Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of Preferred Shares or other securities which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the office of the Rights Agent designated for such purposes, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may, but are not required to, be redeemed by the Company at a redemption price of $.001 per Right.

         No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Right Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Preferred Shares or of any other securities of the

Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of ____________,_____.

[CORPORATE SEAL]


                                            GENZYME CORPORATION

ATTEST

__________________________________          By:________________________________
Clerk                                          Name:
                                               Title:


Countersigned:


[                  ]

By:_______________________________
     Authorized Signature

     Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such
               holder desires to transfer the Right Certificate.)


         FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ___________________________________________________________
                  (Please print name and address of transferee)

__________________________________________ this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.


Dated:________________________, ____


                                            ___________________________________
                                            Signature


Signature Guaranteed:

                  Signatures must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

_______________________________________________________________________________

                                   CERTIFICATE

                  The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) this Right Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

_______________________________________________________________________________

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:________________________, ____          _________________________________
                                              Signature

                                     NOTICE

                  The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

_______________________________________________________________________________

                          FORM OF ELECTION TO PURCHASE

                      (To be executed if holder desires to
                        exercise the Right Certificate.)

To:   GENZYME CORPORATION

                  The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:


Please insert social security
or other identifying number

_______________________________________________________________________________
 (Please print name and address)

_______________________________________________________________________________

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new

_______________________________________________________________________________

Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

_______________________________________________________________________________
(Please print name and address)

_______________________________________________________________________________

Dated:________________________, ____


                                         _____________________________________
                                         Signature

                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of this Right Certificate in
                                         every particular, without alteration
                                         or enlargement or any change
                                         whatsoever)

Signature Guaranteed:

                  Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

_______________________________________________________________________________

                                   CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

                  (1) the Rights evidenced by this Right Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any

_______________________________________________________________________________

such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

                  (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Right Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.
Dated:________________________, ____

                                          _____________________________________
                                          Signature

_______________________________________________________________________________

                                     NOTICE

         The signatures in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

         In the event the Certificates set forth above in the Forms of Assignment and Election are not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.